Exhibit 10.2

On July 18, 2006, the Board of Directors approved relocation assistance for John J. Limbert, President & CEO, of three thousand dollars ($3,000) per month beginning August 1, 2006 until the earlier of October 31, 2006 or his former home in Millersburg, Ohio is sold.